Exhibit 10.4


                                 PROMISSORY NOTE


$405,530                                                       November 2, 2000



I.       PROMISE TO PAY

         1. For value received, the undersigned PaperClip Software, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to Access Solutions International, Inc., a Delaware corporation at 650 Ten Rod Road, North Kingstown, Rhode Island 02852 ("Access"), or its permitted assigns (collectively with Access, the "Payee"), the principal sum of Four Hundred Five Thousand Five Hundred Thirty ($405,530) Dollars without interest except as hereinafter provided.

         2. Maker shall pay this note in thirty-five consecutive equal monthly installments of Eleven Thousand Two Hundred Sixty-Four and 72/100 ($11,264.72) Dollars commencing on January 1, 2001 and continuing on the same day of each successive month thereafter with a thirty sixth and final payment of all indebtedness evidenced hereby on December 1, 2003.

         3. If the indebtedness evidenced hereby is not paid as and when due (including without limitation payment being due as a result of the acceleration of the repayment of the indebtedness hereby), the indebtedness outstanding hereunder shall bear interest from the date such payment was due at fifteen (15%) percent per annum.

         4. The repayment of the indebtedness evidenced by this note may be accelerated at the election of the Payee, upon the happening of any of the following events:

                  (a) The Maker shall (i) discontinue its business (as evidenced by a resolution of Maker's Board of Directors or stockholders), (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, except for the obligations set forth on Schedule 2.10 of the Disclosure Schedules of the Series A Preferred Stock Purchase Agreement between Maker and Payee dated November 2, 2000, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any such proceeding under any such law;

                  (b) There shall be filed against the Maker an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect if, within one hundred and eighty days (180) following the service on the Maker of any such petition, the same shall not have been discharged, released or vacated;

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                  (c) The Maker shall sell or transfer  substantially all of its assets or business units to someone other than Access;

                  (d) The Maker shall fail to pay any payment obligation contained in this Note within five (5) days of when due;

                  (e) The Maker shall be in default of any other material obligation contained in this Note or in the Security Agreement dated January 29, 1997, as amended, which default has not been cured within ten (10) days after the receipt by Maker of notice thereof from Payee, or, if such default is not capable of being cured within ten days, Maker has not begun efforts satisfactory to Payee to cure such default within such ten-day period.

         5. Maker may prepay this Note at any time after having given at least thirty (30) days prior written notice to Payee.

         6. Payment of principal and interest hereunder are payable in lawful money of the United States of America at the office of the Payee at the address set forth above or at such other address as Payee shall designate from time to time.

         7. All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Payee.

         8. This Note and all transactions hereunder and/or evidenced herein shall be governed by, and interpreted and construed in accordance with the substantive laws of the State of Delaware, without reference to conflicts of law issues. The parties also agree that any and all actions concerning or related to this Note and the subject matter hereof shall only be brought in the courts of the State of Rhode Island, including the federal courts for the District of Rhode Island, and that said courts shall have exclusive jurisdiction with respect to such actions. MAKER AND PAYEE EACH HEREBY WAIVES TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING INVOLVING THIS NOTE.

         9. If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay reasonable attorneys' fees to the


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holder  hereof  together  with  reasonable  costs and  expenses  of  collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of the Maker or any party to any agreement or instrument securing this Note.

         10. The Maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         11. This Note is secured by and entitled to the benefits of a Security Agreement dated January 29, 1997.

         12. To evidence the fact that it has executed this Note, Maker may send a copy of the executed Note to Payee by facsimile transmission. Maker shall be deemed to have executed this Note on the date it sent such facsimile transmission. In such event, Maker shall deliver to Payee the executed Note for receipt on the next business day.

II       COVENANTS

         1. So long as this Note is outstanding the Maker covenants and agrees as follows:

                  (a) The Maker shall maintain in full force and effect its existence as a Delaware corporation, its rights and franchises and all licenses, permits, and other rights to use trademarks, trade names, copyrights, trade secrets, patents or processes owned or possessed by it and deemed by it to be necessary to the conduct of its business and shall comply with all applicable laws and regulations, whether now in effect or hereinafter enacted or promulgated by any governmental authority having jurisdiction.

                  (b) The Maker shall duly pay and discharge or cause to be duly paid and discharged, before the same becomes delinquent, all taxes (including all employment and payroll taxes), assessments and other governmental charges imposed upon it or any of its properties or in respect of its franchise or income; provided, however, that (unless and until foreclosure, distraint, sale or any similar proceeding shall have been commenced) no such tax or charge need be paid if being contested in good faith by proper proceedings diligently conducted and if such reservation or other appropriate provisions, if any, as shall be required by generally accepted accounting principles, shall have been made therefore.

                  (c) The Maker will promptly notify the Payee in writing of any litigation against it that has been instituted or is pending, or to the Maker's knowledge threatened, the outcome of which might have a material adverse affect on the Maker's financial conditions, business or operations.

                  (d) Upon request of the Payee, the Maker will provide the Payee with copies of all filings made by the Maker with federal (including the Securities and Exchange Commission), state or local governmental bodies or agencies.

         2. The Maker covenants that, so long as this Note is outstanding, the Maker shall not do any of the following:

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                  (a)  Create,  incur,  assume or permit to exist any  mortgage, pledge, lien or other encumbrance on any of its properties or assets whether now owned or hereafter acquired; provided, however, that the foregoing restrictions shall not apply to:

                           (i)   liens   for   taxes,   assessments   and  other
governmental charges and levies not yet delinquent or thereafter payable without penalty or interest or (if foreclosure, distraint, sale or other similar proceeding shall not have been commenced) being contested in good faith by appropriate proceedings diligently conducted, if such reservation or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefore;

                           (ii) purchase money security interests;

                           (iii) liens of  carriers,  warehousemen,  materialmen
and mechanics incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted, if such reservation or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefore;

                           (iv)  liens,  encumbrances,  pledges,  or deposits of
personal property incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security programs or to secure performance of statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature (exclusive of obligations for the payment of money borrowed);

                           (v) liens  arising from  attachments,  judgments  and
similar liens arising in connection with court proceedings, so long as the execution thereof shall be stayed or other appropriate relief therefrom shall be obtained pending appeal; or

                           (vi)  existing  liens  securing  this  Note  and that
certain convertible note issued by the Maker to Payee dated on or about December 19, 1996.

                  (b) Create, incur, assume or otherwise become or remain liable, directly or indireclty, for any manner of indebtedness or liability for borrowed funds (other than funds previously borrowed pursuant to that certain convertible note dated on or about December 16, 1996),whether by loan, guaranty, mortgage, or otherwise, provided that: (i) existing factoring or credit arrangements shall be permitted to remain in effect and the Maker may obtain credit pursuant thereto, and (ii) accounts payable and accrued expensees shall no be deemed to be obligations for borrowed funds.

                  (c) Merge with or into any person other than Access;

                  (d) Directly or indirectly sell, lease or otherwise dispose of any material part of its properties, assets, rights, permits, licenses and franchises to any person other than Access, except in the ordinary course of business.

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                  (e) Sell or  otherwise  dispose  of any  capital  stock of any subsidiary or permit any subsidiary to sell or otherwise dispose of any of its equity interests or capital stock;

                  (f) Make any advance or loan to any person, firm or corporation, except intercompany advances and reasonable travel or business expenses advanced to the Maker's employees in the ordinary course of business, or invest in, acquire or hold any securities of any other person or firm, except shares of its subsidiaries and bank certificates of deposit, which are fully insured by an agency of the United States, or direct obligations of the United States.

                  (g) Issue any additional capital stock (other than as may be required upon the exercise of any currently outstanding options and warrants) or any options or warrants to purchase such capital stock or securities convertible into such capital stock.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

                                PAPERCLIP SOFTWARE, INC.


                                By:_____________________________________________

                                Title:__________________________________________




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